SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

PRIMUS TELECOMMUNICATIONS GROUP,

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On June 28, 2007, Primus Telecommunications Group, Incorporated (the “Company”) entered into securities subscription agreements (the “Subscription Agreements”) with a number of investors in connection with a registered direct offering of the Company’s common stock. Pursuant to the terms of the Subscription Agreements, the Company agreed to sell a total of 22,500,000 shares of its common stock at a price of $0.915 per share. All of the shares of common stock were offered pursuant to an effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission. CRT Capital Group LLC served as placement agent for the offering.

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by reference to the form of Subscription Agreement attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement for Primus Telecommunications Group, Incorporated Common Stock, dated as of June 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: June 29, 2007	By:	/s/ Thomas R. Kloster
Thomas R. Kloster Chief Financial Officer